UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2006

SOURCE PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51241
(Commission File Number)

98-0443283
(IRS Employer Identification No.)

Suite 620, 304 - 8th Avenue, S.W., Calgary, Alberta T2P 1C1 Canada

(Address of principal executive offices and Zip Code)

403.444.2893 x 223
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant

On December 5, 2006 we entered into a Forbearance Agreement among our company, K2 Principal Fund L.P. and Fuel-x International Inc. We signed a letter of intent with Fuel-x International Inc. on November 17, 2006 to potentially acquire the business of Fuel-x International. One of the condition precedents in the letter of intent was satisfactory negotiation with K2 Principal Fund L.P. because Fuel-x International Inc. is indebted to K2 Principal Fund L.P. in the amount of $9,300,000. The Forbearance Agreement signed among our company, K2 Principal Fund L.P. and Fuel-x International Inc. was the result of such negotiation.

Pursuant to the Forbearance Agreement so K2 Principal Fund L.P. would forbear Fuel-x International Inc.’s obligations under the Credit Facility Agreement entered into on January 31, 2006 and subsequently amended on August 10, 2006 and October 19, 2006, upon completion of the followings:

1. a cash payment of Cdn $2,500,000 from our company to K2 Principal Fund L.P., which we have made upon execution of the Forbearance Agreement;

2. a cash payment of Cdn $3,500,000 to K2 Principal Fund L.P. upon completion of a plan of arrangement or other business combination between our company and Fuel-x International Inc.;

3. conversion of the remaining principal and accrued interest due on the credit facility into common shares in the capital stock of our company or of the company resulting from the plan of arrangement between our company and Fuel-x International Inc. at a deemed value of US $1.23 per common share (subject to adjustment);

4. upon completion of the plan of arrangement or other business combination between our company and Fuel-x International Inc., we will convert K2 Principal Fund L.P.’s 3,720,000 warrants of Fuel-x International Inc. for 1,660,714 warrants of the resulting company; and

5. upon completion of the plan of arrangement or other business combination between our company and Fuel-x International Inc., we will further issue 2,000,000 warrants of the resulting company to K2 Principal Fund L.P. to purchase a common share of the resulting company at US $1.80 for a period 24 months.

However, if Fuel-x International Inc. is not able to get at least 66.66% of its debenture holders, who hold debentures issued by Fuel-x International Inc. in the aggregate amount of Cdn $11,770,000 to enter into a lockup and standstill agreement by December 15, 2006, or if we announce that we will proceed with a plan of arrangement or other business combination with Fuel-x International Inc. before such lockup and standstill agreement is executed, K2 Principal Fund L.P. will return the Cdn $2,500,000 to us and our obligations under the Forbearance Agreement will cease. In the event that a lockup and standstill agreement with the debenture holders is signed by December 15, 2006 and the plan of arrangement or other business combination between our company and Fuel-x International Inc. is not completed by March 31, 2007, the Forbearance Agreement will also terminate and the payment by our company to K2 Principal Fund L.P. of the Cdn $2,500,000 shall be treated as a loan to Fuel-x International Inc.

Item 9.01. Financial Statements and Exhibits.

10.1 Forbearance Agreement dated December 5, 2006 among our company, K2 Principal Fund L.P. and Fuel-x International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE PROJECTS INC.

/s/ Tarik Elsaghir
By: Tarik Elsaghir
Director
Date: December 12, 2006